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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 26, 2001 relating to the consolidated financial statements of Gothic Energy Corporation, which appears in Chesapeake Energy Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2000. We also hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Chesapeake Energy Corporation of our report dated February 21, 2000 relating to the financial statements of Gothic Energy Corporation, which is incorporated by reference in the Current Report on Form 8-K of Chesapeake Energy Corporation dated January 31, 2001 which Form 8-K is incorporated by reference in this Registration Statement on Form S-3. We also consent to the reference to us under the heading "Experts" in such Registration Statement on Form S-3.


/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Oklahoma City, Oklahoma
January 9, 2002